EXHIBIT 1
                                                           EXHIBIT A TO
                                                           EXECUTIVE CONSULTING
                                                           AGREEMENT


                                              STOCK OPTION AGREEMENT



     STOCK OPTION AGREEMENT (this "Agreement") effective as of the 1st day of May, 2000 between ARTHUR TREACHER'S INC., a Utah corporation with offices at 7400 Baymeadows Way, Suite 300, Jacksonville, Florida 32255 (the "Corporation"), and RALPH J. SORRENTINO (the "Optionee") residing at 407 Blauvelt Road, Pearl River, New York 10965

                                                    W I T N E S S E T H:
                                                    - - - - - - - - - -


     WHEREAS, an affiliate of the Optionee is executing and delivering contemporaneously with this Agreement an Executive Consulting Agreement (the "Consulting Agreement") which provides for, among other things, the requirement that the Corporation issue to the Optionee stock options to acquire shares of the Corporation's common stock, par value $.37 per share (the "Common Stock"); and

     WHEREAS, the Optionee is executing and delivering the Consulting Agreement for the purpose of confirming his intention, as the sole stockholder of such affiliate, to cause such affiliate to perform the Consulting Agreement; and

     WHEREAS, the parties desire to set forth the terms and conditions of the stock options in this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:


                                                         ARTICLE I
                                                      GRANT OF OPTIONS


                           Section 1.1      Grant of Option

     On and as of the date hereof, the Corporation irrevocably grants to the Optionee stock options to purchase 5,000,000 shares of the Common Stock (any such shares, the "Shares") upon the terms and conditions set forth herein (the "Options").


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                           Section 1.2      Exercise Price

     Subject only to the terms of Section 2.3 of this Agreement, the exercise price shall be $.37 per Share without commission or other charge (the "Exercise Price"). The Special Exercise Price described in Section 2.3 of this Agreement shall be $.01 without commission or other charge.

                       Section 1.3 Adjustments in Options

     In the event of a stock split, stock dividend, combination of shares or similar event or in the event that the outstanding shares of Common Stock subject to the Options are, from time to time, changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Corporation by reason of a merger, consolidation, recapitalization, reclassification, or otherwise, the Corporation shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which the Options, or portions thereof then unexercised, shall be exercisable.


                                                         ARTICLE II
                                                  PERIOD OF EXERCISABILITY


                           Section 2.1      Exercisability

     The Options are fully vested immediately upon the execution and delivery of this Agreement, subject only to the forfeiture provisions set forth in Section
2.2 of this Agreement. The Options shall remain exercisable until 5:00 p.m. New York City time on September 30, 2007 (the "Expiration Date").

                        Section 2.2 Forfeiture of Options

     In the event the retention of RJS Consulting Corp. (the "Executive") under the Consulting Agreement is terminated by the Executive for any reason other than Good Reason (as such term is defined in the Consulting Agreement) or by the Corporation for Cause (as such term is defined in the Consulting Agreement) at any time prior to October 1, 2002, then the Optionee shall forfeit that number of Options (to the extent not previously exercised) equal to the product of 100,000 times the number of months between the Date of Termination (as such term is defined in the Consulting Agreement) and October 1, 2002. Any such forfeited Options shall be deemed null and void.

                           Section 2.3      Special Exercises

     (a) Notwithstanding any other provision of this Agreement, in the event the retention of the Executive under the Consulting Agreement is terminated by the Executive for Good Reason, or is terminated by the Corporation without Cause, the Optionee

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may exercise all  outstanding  Options at any time before the Expiration Date at the Special Exercise Price set forth in Section 1.2 of this Agreement.

     (b) Notwithstanding any other provision of this Agreement, in the event the retention of the Executive under the Consulting Agreement is terminated by reason of the death or Disability (as such term is defined in the Consulting Agreement) of the Optionee, the Options shall remain exercisable through the Expiration Date at the Exercise Price.


                                                        ARTICLE III
                                                     EXERCISE OF OPTION

                    Section 3.1 Persons Eligible to Exercise

                           During the Optionee's lifetime, only the Optionee may
exercise the Options.
After the death or Disability (as such term is defined in the Consulting Agreement) of the Optionee and prior to the close of business on the Expiration Date, the Options may be exercised by the Optionee's personal representative, conservator, or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. The party entitled to exercise the Options shall be referred to herein as the "Exercising Party."

                           Section 3.2      Partial Exercise

     The Options or any exercisable portion thereof may be exercised in whole or in part at any time prior to the close of business on the Expiration Date.

                           Section 3.3      Manner of Exercise

     The Options may be exercised solely by delivering to the Corporation all of the following prior to the close of business on the Expiration Date:

     (a) Notice in writing signed by the Exercising Party, stating the number of Shares with respect to which the Options are exercised;

     (b) Full payment (in cash, by check or by a combination thereof) for the Shares with respect to which such Options or portion thereof is exercised, at either the Exercise Price or the Special Exercise Price, whichever applies;

     (c) In the event that the Exercising Party is not the Optionee, appropriate proof, in the reasonable judgment of the Corporation, of the right of such person to exercise the Options; and

     (d) The Corporation covenants to provide to the Optionee, upon Optionee's or Optionee's representative's request, a loan to enable Optionee to exercise the Options hereunder. Any such loan shall have a term of ten (10) business days and shall be interest-free.

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                           Section 3.4      Shares to be Issued

     The Shares deliverable upon the exercise of the Options, or any portion thereof, shall be fully paid and nonassessable. Promptly after proper exercise of the Options or any portion thereof, the Corporation shall deliver to the Optionee one or more stock certificates for the appropriate number of Shares issued in connection with such exercise. The Corporation shall not deduct from or withhold any Shares issuable pursuant hereto on account of any Federal, State or local income or other taxes.

                      Section 3.5 No Rights as Stockholder

     Neither the Optionee nor any Exercising Party shall be a stockholder of the Corporation as to any Shares covered by the Options prior to the exercise of the Options.


                                                         ARTICLE IV
                                                    REGISTRATION RIGHTS

                      Section 4 Registration of Securities

     (a) If, at any time the Corporation proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") other than in connection with a merger or pursuant to Form S-8 or other comparable form, it will give written notice by registered mail, at least thirty
(30) days prior to the filing of any such registration statement, pre-effective or post-effective amendment thereto (the "Registration Statement"), to the Optionee of its intention to do so. If the Optionee notifies the Corporation within twenty (20) days after receipt of any such notice of his desire to include the Shares purchased pursuant to this Agreement and owned by him in such proposed Registration Statement, the Corporation shall afford the Optionee the opportunity to have all or any of his shares registered under such Registration Statement. However, there can be no assurance that the Corporation will effectuate any public offering of its securities.

     If the managing underwriter in such underwritten offering shall advise the Corporation that it declines to include a portion or all of the Shares requested by the Optionee or its Permitted Assignee (collectively, the "Holders") in the Registration Statement, then (i) registration of all of the Shares sold in connection with the Offering shall be excluded from such Registration Statement on the condition that all securities to be registered by other selling security holders, if any, are also excluded and (ii) registration of a portion of such Shares shall be excluded if such portion is allocated among the Optionee and any other selling security holders in proportion to the respective numbers of securities to be registered by each such Holder and other selling security holder. In such event the Corporation shall give the Optionee prompt notice of the number of Shares excluded.

     Notwithstanding the provisions of this Section 4(a), the Corporation shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of the Shares shall have been made) to

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elect not to file any such proposed registration  statement,  or to withdraw the same after the filing but prior to the effective date thereof.


     (b) In the case of each registration effected by the Corporation pursuant to Section 4(a), the Corporation will keep the Optionee or its Permitted Assignee advised in writing as to the initiation of each registration and as to the completion thereof. As used in this Agreement, "Permitted Assignee" shall mean an "affiliate" of the Optionee as defined in Rule 144 of the Securities Act or any other transferee pursuant to a transfer made in compliance with applicable state and federal securities laws. At its expense, the Corporation will:

                           (i) Keep such registration effective for a period of 9 months or until the Optionee or his Permitted Assignee has completed the distribution described in the Registration Statement relating thereto, whichever occurs later.

                           (ii) Furnish such number of prospectuses and other documents incident thereto as the Optionee or its Permitted Assignee from time to time may reasonably request.

                       (c)      Indemnification will be furnished as follows:

     (i) The Corporation will indemnify the Optionee and any Permitted Assignees whose Shares are included in any registration when registration has been effected pursuant to paragraph (a), and each underwriter, if any, and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Corporation will be not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon information furnished to the Corporation by the Optionee or a Permitted Assignee whose Shares are included in such registration or by any underwriter specifically for use herein.

                           (ii) The Optionee and each Permitted Assignee will, if Shares held by them are included in the securities as to which such registration is being effected, indemnify the Corporation, each of its directors, and officers and counsel and each underwriter, if any, of the

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                                    Corporation's   securities  covered  by  the
                                    Registration  Statement,   each  person  who
                                    controls the Corporation or such underwriter
                                    within the meaning of the  Exchange  Act and
                                    the   Securities   Act  and  the  rules  and
                                    regulations    thereunder,     each    other
                                    stockholder     participating     in    such
                                    distribution   and  each  of  his  officers,
                                    directors  and  partners,  and  each  person
                                    controlling such other stockholder,  against
                                    all claims,  losses, damages and liabilities
                                    (or actions in respect  thereto) arising out
                                    of or  based  on any  untrue  statement  (or
                                    alleged untrue statement) of a material fact
                                    contained    in   any   such    registration
                                    statement,  prospectus,  or any omission (or
                                    alleged   omission)   to  state   therein  a
                                    material fact required to be stated  therein
                                    in order to make the statements  therein not
                                    misleading  in each case to the extent,  but
                                    only  to  the   extent,   that  such  untrue
                                    statement (or alleged  untrue  statement) or
                                    omission  (or alleged  omission)  is made in
                                    such   document  in  reliance  upon  and  in
                                    conformity with information furnished to the
                                    Corporation   by  the   Optionee   and  each
                                    Permitted     Assignee,     including    the
                                    information  set  forth  in this  Agreement;
                                    provided,  however,  that the obligations of
                                    the  Optionee  and each  Permitted  Assignee
                                    hereunder  shall  be  limited  to an  amount
                                    equal  to  the  proceeds  received  by  such
                                    holder or each  Permitted  Assignee,  as the
                                    case   may  be,   of   securities   sold  as
                                    contemplated herein.

     (iii) Each party  entitled to  indemnification  under this  agreement  (the
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 4 hereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and any litigation resulting therefrom.

     (d) The Optionee shall furnish to the Corporation such information regarding the Optionee and any information relating to the registration of any of the

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Corporation's  securities  proposed  by  the  Optionee  as the  Corporation  may reasonably request in writing and as shall be reasonably required in connection with any registration.

     (e) The rights granted pursuant to this Section 4 will expire if the Shares issued upon exercise of the Options are available for sale under Rule 144(k) of the Securities Act in the opinion of counsel to the Corporation.


                                                     ARTICLE V
                                                       MISCELLANEOUS

                        Section 5.1 Options Transferable

     The Optionee's rights under this Agreement may be transferred or assigned in the discretion of the Optionee, including, without limitation, by will or by the applicable laws of descent and distribution and in connection with brokerage accounts held by the Optionee. Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his legal successors or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or occur by operation of law by judgement, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective legal successors and assigns of the parties.

                        Section 5.2 Shares to be Reserved

     The Corporation shall at all times during the term of the Options reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

                           Section 5.3      Arbitration

     Any controversy or claim arising out of or relating to this Agreement, the breach thereof, or any other aspect of the relationship between the parties, or relating to the scope of this arbitration provision, shall be settled exclusively by private arbitration before JAMS Endispute, New York, New York (or any successor thereto) or, if such entity is no longer operating, such other dispute resolution agency as may be acceptable to the Company and the Optionee. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding on both parties and their respective heirs, executors, administrators, successors and assigns. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected jointly by the Company and the Optionee from a list of arbitrators provided by JAMS Endispute or such other dispute resolution agency. In all events the arbitrators so chosen shall be experienced in the valuations and business operations of closely-held

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business which complete and initial public offering of equity  securities  under the Securities Act of 1933, as amended. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys and the expenses of his witnesses and all other expenses connected with the presentation of his case. All other costs of the arbitration, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                           Section 5.4      Entire Agreement

     This Agreement supersedes and cancels any and all prior agreements between the parties hereto, express or implied, relating to the subject matter hereof. This Agreement, together with the Consulting Agreement, sets forth the entire agreement between the parties hereto. It may not be changed, altered, modified or amended except in a writing signed by both parties.

                           Section 5.5      Non-Waiver

     The failure or refusal of either party to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right.

                           Section 5.6      Non-Assignment

     The Optionee shall have no right to delegate any of the duties created by this Agreement, and any delegation or attempted delegation of the Optionee's duties, shall be null and void. In all other respects, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, permitted assigns, officers and directors.

                           Section 5.7      Severability

     If any paragraph, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination. In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written, shall nonetheless be enforced and binding to the fullest extent permitted by law as though such paragraph, term or provision has been written in such a manner and to such an extent as to be enforceable under the circumstances. Without limitation of the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nonetheless be enforced for such shorter duration or with such narrower scope as will render it enforceable.

                           Section 5.8      Notices


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     All  notices  hereunder  shall  be in  writing.  Notices  may be  delivered personally, or by mail, postage prepaid, to the respective addresses noted above.

                           Section 5.9      Governing Law

     This Agreement shall be governed in all respects by the laws of the State of New York without regard to principles of conflicts of laws.

                           Section 5.10     Captions and Titles

     Captions and titles have been used in this Agreement only for convenience, and in no way define, limit or describe the meaning of this Agreement or any part thereof.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

                                                    ARTHUR TREACHER'S INC.


                                                    By:/s/Bruce Galloway
                                                    Name: Bruce Galloway
                                                    Title: Chairman



         AGREED AND ACCEPTED BY:



         /s/Ralph J. Sorrentino
         Ralph J. Sorrentino





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